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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   May 15, 2000
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                                   HI/FN, INC.
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               (Exact name of registrant as specified in charter)

          DELAWARE                      0-24765                  33-0732700
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(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)

750 UNIVERSITY AVENUE, LOS GATOS                                    95032
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code          (408) 399-3500
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                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)



ITEM 5. OTHER EVENTS

On May 15, 2000, the Registrant issued a press release regarding the signing of a definitive merger agreement with Apptitude, Inc. which included the following statements:

HI/FN INC., ANNOUNCED TODAY A DEFINITIVE AGREEMENT TO ACQUIRE PRIVATELY HELD APPTITUDE OF SAN JOSE, CALIFORNIA

     LOS GATOS, California, April 5, 2000 -- Network security specialist Hi/fn(R) (NASDAQ:HIFN) today announced the acquisition of Apptitude, Inc., a San Jose company that provides embedded Internet traffic analysis solutions for developers of network infrastructure devices. Under the terms of the agreement, approximately 1,200,000 shares of Hi/fn common stock and $20 million in cash will be exchanged for all outstanding shares and options of Apptitude. This acquisition will be accounted for as a purchase transaction and is expected to close in the fourth quarter of Hi/fn's fiscal year 2000.

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     The acquisition has been approved by the board of directors of each company and is subject to various closing conditions.

     ABOUT APPTITUDE

     Apptitude is a leading provider of embedded Internet traffic analysis solutions for developers of network infrastructure devices. Its product line includes MeterFlow, the only wire-speed application recognition technology that provides fully granular, dynamic application visibility on enterprise networks, MeterWorks, the industry-leading RMON/RMON2 agent for embedded environments and the Analyzer family of traffic monitoring applications.

     Apptitude's more than 35 OEM customers include Nortel Networks, Inc., Agilent Technologies, Inc., Cabletron Systems, Inc., Extreme Networks, Inc., Intel Corp. and Fluke. Fluke and Siemens are recent investors in the company. Apptitude is located in San Jose, Calif. Contact Apptitude at 408-574-2300 or on the Internet at http://www.apptitude.com.

     ABOUT HI/FN

     Hi/fn, Inc. of Los Gatos, California makes integrated circuits and software for manufacturers of computer networking products. Hi/fn's integrated compression-encryption technology is central to the growth of the Internet, helping to make electronic mail, web browsing and Internet shopping faster and more secure. Nearly all network equipment manufacturers use Hi/fn's patented technology to improve data packet processing. Hi/fn was founded in 1996 and started trading on the Nasdaq Stock Exchange under the HIFN symbol in December 1998.

     For more information, contact: Hi/fn, Inc., 750 University Avenue, Los Gatos, CA 95032. Phone: 408-399-3500. Fax: 408-399-3501. Web:
http://www.hifn.com.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES FOR SALE. THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE MERGER WILL NOT BE AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT.

Hi/fn is a registered trademark of Hi/fn, Inc. MeterFlow is a trademark of Apptitude, Inc.

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HI/FN, INC.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HI/FN, INC.
                                       (Registrant)


Date:  May 15, 2000

                                       /s/ William R. Walker
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                                       William R. Walker
                                       Vice President, Chief
                                       Financial Officer and Secretary
                                       (Principal Financial and
                                       Accounting Officer)


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